UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware Delaware Delaware Mississippi Mississippi	20-5319263 20-5654040 20-0109621 38-3680199 01-0586282
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
Signature
Agreement of Sale
Press Release, dated November 13, 2007
Press Release, dated November 13, 2007

Item 1.01.  Entry Into a Material Definitive Agreement.
     On November 12, 2007, Columbia Properties Vicksburg, LLC (“CP Vicksburg”) entered into an Agreement of Sale (the “Sale Agreement”) with Nevada Gold Vicksburg, LLC (“Nevada Gold”) pursuant to the terms of which CP Vicksburg agreed to sell to Nevada Gold substantially all of the assets utilized in the operation of the Vicksburg Horizon Casino and Hotel (the “Vicksburg Horizon”) in exchange for consideration equal to $35.0 million, subject to certain customary purchase price adjustments. The Sale Agreement contemplates that the purchase price will be paid in cash, except that, under certain circumstances, Nevada Gold may be entitled to fund up to $5.0 million of the purchase price through the issuance of a promissory note in favor of CP Vicksburg, which note would mature three years following the consummation of the sale of the Vicksburg Horizon.
     The closing of the sale of the Vicksburg Horizon is subject to the receipt of regulatory approvals and the satisfaction of customary closing conditions. Pursuant to the Sale Agreement, the outside date for the closing of the sale is August 31, 2008, which date may be extended to November 30, 2008 in the event that certain regulatory approvals have not been received by Nevada Gold prior to that date. In the event that CP Vicksburg completes a sale of the Vicksburg Horizon, it is expected that the net proceeds of such disposition will be used to repay indebtedness under the senior secured credit facility of Tropicana Entertainment, LLC (“Tropicana Entertainment”) in accordance with the terms of such facility.
     The foregoing summary of the Sale Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sale Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. A copy of a press release issued by CP Vicksburg announcing the entry into the Sale Agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The Sale Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any factual information about CP Vicksburg. The representations, warranties and covenants contained in the Sale Agreement were made only for purposes of that agreement and as of the specific date set forth therein, were solely for the benefit of the parties to the Sale Agreement and may be subject to certain limitations as agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Sale Agreement, instead of establishing these matters as facts. In addition, the representations, warranties and covenants contained in the Sale Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries of the Sale Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of CP Vicksburg. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sale Agreement, which subsequent developments may or may not be fully reflected in Tropicana Entertainment’s or CP Vicksburg’s public disclosure.
Item 2.02. Results of Operations and Financial Condition.
     On November 13, 2007, Tropicana Entertainment issued a press release announcing its results of operations and the results of operations of certain of its affiliates for the three and nine month periods ended September 30, 2007. A copy of this press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.
     The information in this Current Report on Form 8-K under the caption “Item 2.02 Results of Operations and Financial Condition.”, including Exhibit 99.2, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Agreement of Sale, dated as of November 12, 2007, entered into by and between Columbia Properties Vicksburg, LLC and Nevada Gold Properties Vicksburg, LLC

Exhibit 99.1	Press release, dated November 13, 2007, issued in connection with the sale of the Vicksburg Horizon Casino and Hotel

Exhibit 99.2	Press release, dated November 13, 2007, issued by Tropicana Entertainment, LLC

Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: November 13, 2007

Tropicana Entertainment, LLC, registrant
By:	/s/ JOHN G. JACOB
John G. Jacob
Senior Vice President; Chief Financial Officer; Treasurer

Tropicana Finance Corp., registrant
By:	/s/ JOHN G. JACOB
John G. Jacob
Senior Vice President; Chief Financial Officer; Treasurer

CP Laughlin Realty, LLC, registrant
By:	/s/ JOHN G. JACOB
John G. Jacob
Senior Vice President; Chief Financial Officer; Treasurer

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ JOHN G. JACOB
John G. Jacob
Senior Vice President; Chief Financial Officer; Treasurer

JMBS Casino LLC, registrant
By:	/s/ JOHN G. JACOB
John G. Jacob
Senior Vice President; Chief Financial Officer; Treasurer

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